Exhibit 5.1

July 30, 2009

ICP Solar Technologies Inc.
7075 Place Robert-Joncas
Montreal, Quebec H4M 2Z2

Re: Registration Statement on Form S-1 Relating to 36,144,911 shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for ICP Solar Technologies Inc., a Nevada corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") and the Prospectus thereto (the "Prospectus"), each filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), relating to the registration of (i) 6,666,666 shares of common stock, $0.00001 par value per share (the "Common Stock"), issuable upon the exercise of Series A Adjustment Warrants issued, (ii) 19,999,998 shares of Common Stock issuable upon the exercise of Series B Adjustment Warrants issued , and (iii) 6,666,666 shares of Common Stock issuable upon the exercise of Series C Adjustment Warrants issued (the securities described in (i) through (iii), collectively, the "Warrant Shares"), (iv) 2,000,000 shares of Common Stock issuable upon the conversion of Class A Exchangeable Shares (the "Exchangeable Shares") of 1260491 Alberta Inc., a wholly-owned subsidiary of the Company, on a one-for-one basis (the "Conversion Shares"), and (v) 811,581 shares of Common Stock issued by the Company as consideration for consulting services rendered (the "Compensation Shares"). Collectively, the Warrant Shares, the Conversion Shares and the Compensation Shares are referred to herein as the "Shares". Capitalized terms used but not defined have the meanings ascribed to them in the Registration Statement.

This opinion is delivered in connection with the filing by the Company of the Registration Statement and pursuant to the requirements of Item 601(b)(5) of Regulation S-K promulgated under the 1933 Act. We express no opinion herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly set forth herein as to the validity of the Shares.

For purposes of this opinion, we have examined the Registration Statement and the Prospectus, as well as originals or copies, certified or otherwise and identified to our satisfaction, of: (i) the Articles of Incorporation and By-Laws of the Company, as amended and as in effect on the date hereof; (ii) the resolutions adopted by the Board of Directors of the Company by written consent relating to the Shares; (iii) the provisions of the Articles of Incorporation of 1260491 Alberta Inc. relating to the conversion of the Exchangeable Shares; and (iv) the forms of the Adjustment Warrants.

In connection with such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to as certified, facsimile or photostatic copies. We have not examined originals or copies of the Voting Trust Agreement or of the Support Agreement, as defined in the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission on January 30, 2008, nor have we examined originals or copies of any documents or corporate resolutions relating to the consulting services for which the Compensation Shares were issued. As to any facts material to this opinion, we have relied on certificates of public officials and certificates, statements and representations (both verbal and written) of officers or other representatives of the Company. We have also assumed, without independent investigation or verification, the issuance of the Shares does not and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject.

ICP Solar Technologies, Inc.
July 30, 2009

We are of the opinion that: (i) the Warrant Shares have been duly authorized and, upon exercise of the Warrants pursuant to their terms and against receipt of the exercise price therefore in the manner contemplated by the Registration Statement and the Prospectus, will be legally issued, fully paid and nonassessable under the corporate laws of the State of Nevada; and (ii) the Conversion Shares have been duly authorized and, upon conversion of the Exchangeable Shares pursuant to the terms of the Support Agreement and Voting Trust Agreement, will be legally issued, fully paid and nonassessable under the corporate laws of the State of Nevada, and (iii) the Compensation Shares have been duly authorized and represent legally issued, fully paid and nonassessable shares of Common Stock under the corporate laws of the State of Nevada.

We are not admitted to practice in the State of Nevada; however, we have reviewed relevant portions of Chapter 78 of the Nevada Revised Statutes, also known as the Nevada Business Corporation Act (the "NBCA"), and have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation. With your consent, this opinion letter is limited, as set forth above, to the NBCA, as such laws presently exist and our limited review thereof, and to the facts as they presently exist, and we express no opinion as to the applicability or effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in the Registration Statement as the counsel who will pass upon the validity of the Shares. In giving this consent, we do not admit that we are within the category of person whose consent is required under Section 7 of the 1933 Act or the General Rules and Regulations of the Securities and Exchange Commission.

This opinion speaks as of the date hereof, and we undertake no (and disclaim) any obligation to advise you or any other person of any event or circumstance affecting any matter set forth herein that may occur after the date hereof.

Very truly yours,

/s/ Burns & Levinson LLP
Burns & Levinson LLP